Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of D-Wave Quantum Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John M. Markovich, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 10, 2022	By:	/s/ John M. Markovich
Chief Financial Officer
(Principal Financial and Accounting Officer)